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                                                                   EXHIBIT 10.13

                            AMENDMENT NO. 1 TO THE
                      GENUINE PARTS COMPANY PENSION PLAN


         This Amendment to the Genuine Parts Company Pension Plan is adopted by Genuine Parts Company (the "Company") through action of the Pension Committee, effective as of the date set forth herein.

                             W I T N E S S E T H:

         WHEREAS, the Company maintains the Genuine Parts Company Pension Plan (the "Plan"), as amended and restated effective January 1, 1989, and such Plan is currently in effect; and

         WHEREAS, under Section 8.06(c), the Pension Committee has the authority to amend the Plan to comply with changes in law and to make other amendments that do not materially increase the costs associated with the Plan; and

         WHEREAS, under the Retirement Protection Act, the interest rate under
Section 417(e)(3) of the Internal Revenue Code (i.e., the interest rate used to determine a lump sum distribution) has been changed; and

         WHEREAS, the Pension Committee wishes to amend the Plan to comply with amended Code Section 417(e)(3) and to make certain other changes;

         NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:

                                      1.

         Section 2.03(c) is hereby deleted and a new Section 2.03(c) is substituted therefor as follows:

         "(c) Lump Sum Distributions Before April 1, 1995. For purposes of computing single sum values, the interest rate shall be the interest rate which would be applied by the Pension Benefit Guaranty Corporation for purposes of determining the present value of the Participant's benefits under the Plan if the Plan had terminated on January 1 of the applicable Plan Year with insufficient assets to provide benefits guaranteed by the Pension Benefit Guaranty Corporation on that date.

                 Lump Sum Distributions After April 1, 1995. Notwithstanding the preceding paragraph, for lump sum distributions made on or after April 1, 1995, a lump sum distribution will be determined based on the Applicable Mortality Table and the Applicable Interest Rate as defined immediately below:


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         (1)     Applicable Mortality Table.  The term "Applicable Mortality
                 Table" means the table prescribed by the secretary of the Treasury based on the prevailing Commissioner's Standard Table (described in Section 807(d)(6)(A) of the Internal Revenue
                 Code) used to determine reserves or group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Section 807(d)(5) of the Internal Revenue Code).

         (2) Applicable Interest Rate. For lump sum distributions made on or after April 1, 1995, the term "Applicable Interest Rate" means the annual rate of interest on 30-year Treasury securities for the month of December that precedes the beginning of the Plan Year in which such distribution occurs. (Note that the December rates are published in January)."

                                      2.

         The phrase "The Pension Committee shall have the right to amend any and all of the provisions of the Plan;" set forth in Section 9.01 is hereby deleted and the following phrase is substituted therefor as follows: "The Compensation and Stock Option Committee (or the Pension Committee to the extent permitted by Section 8.06(c)) shall have the right, at any time, to amend any or all of the provisions of the Plan;".

                                      3.

         Paragraph 1 shall be effective for lump sum distributions made on or after April 1, 1995. The Amendment set forth in Paragraph 2 shall be effective on January 1, 1989. Except as amended herein, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, Genuine Parts Company, acting through the Pension Committee, has caused this Amendment to the Plan to be executed on the date shown below, but effective as of the dates indicated above.

                                        PENSION COMMITTEE TO THE
                                        GENUINE PARTS COMPANY
                                        PENSION PLAN

                                        By: /s/ George W. Kalafut
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                                        Date: April 25, 1995
                                             ---------------------------
Attest: /s/ Frank M. Howard
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